UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2006
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2002 Stock Incentive Plan
     The Company maintains the OM Group, Inc. 2002 Stock Incentive Plan, which provides for the grant of stock options for the purchase of common stock of the Company and the award of restricted shares of such common stock to key employees of the Company and for the grant of stock options to non-employee directors of the Company. On May 2, 2006, the stockholders of the Company approved an amendment to the Plan in order to permit the grant of restricted stock awards that are subject to the satisfaction of specific performance targets selected by the Compensation Committee of the Board of Directors from among those performance criteria set forth in the amended Plan. A copy of the plan as amended is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 disclosure.
     Effective May 2, 2006, the executive officers of the Company received performance-based restricted stock awards as follows: Mr. Joseph Scaminace-30,400 shares; Mr. Kenneth Haber-7,650 shares; Mr. Marcus Bak-7,650 shares; Mr. Stephen Dunmead-7,650 shares; Ms. Valerie Gentile Sachs-7,650 shares; Mr. Gregory Griffith-3,620 shares and Mr. Daniel Lewis-3,620 shares. The restricted stock awards will vest only if specified performance targets based upon operating profits and average return on net assets of the Company, as established by the Compensation Committee, are satisfied for the three-year period ending on December 31, 2008.
Annual Bonuses for 2006
     On May 1, 2006, the Compensation Committee of the Board of Directors of the Company established the parameters applicable to annual cash bonuses that may be earned for 2006 performance by the Chief Executive Officer, Chief Financial Officer, Vice Presidents and other corporate and operations executives of the Company located within and outside of the United States. The payment of cash bonuses for 2006 performance will based upon the following parameters:
     Chief Executive Officer: attainment of specific consolidated operating profit objectives established by the Compensation Committee.
     Chief Financial Officer, Corporate Vice Presidents and other corporate executives: attainment of specific consolidated operating profit objectives established by the Compensation Committee and the achievement by the executive of individual performance objectives reviewed and approved by the Chief Executive Officer.
     Operations Vice Presidents and other operations executives: attainment of specific consolidated operating profit objectives established by the Compensation Committee, attainment of specific operating unit performance objectives established by the Chief Executive Officer and the achievement by the executive of individual performance objectives reviewed and approved by the Chief Executive Officer.
Item 9.01(c) Exhibits
Exhibit 99      OM Group, Inc. 2002 Stock Incentive Plan
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: May 5, 2006	/s/ Valerie Gentile Sachs
	Name:	Valerie Gentile Sachs
	Title:	Vice President, General Counsel & Secretary